As filed with the Securities and Exchange Commission on September 25, 2009.

Registration Statement No. 333-102277

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Terra Nostra Resources Corp. (Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3330 (Primary Standard Industrial Classification Code Number) 86-0875500 (I.R.S. Employer Identification Number)

Two Sound View Drive, Suite 100
Greenwich, CT 06830
Phone: (203) 622-3901
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George Kelakos
Chapter 11 Plan Administrator
Two Sound View Drive, Suite 100
Greenwich, CT 06830
Phone: (203) 622-3901
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Deregistration of Securities

On January 24, 2003, Terra Nostra Resources Ltd. as the predecessor of Terra Nostra Resources Corp. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2, Registration No. 333-102277 (the “Registration Statement”), for the sale of 528,900 shares of common stock (the “Common Stock”) of the Registrant.

On July 1, 2009, the United States Bankruptcy Court for the Southern District of New York confirmed a Chapter 11 Plan of Reorganization pursuant to which all of the Registrant’s existing common stock was canceled and terminated (the “Reorganization”).  As a result of the Reorganization, the offering pursuant to the Registration Statement has been terminated, and the Registrant hereby removes from registration the Common Stock registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of August, 2009.

TERRA NOSTRA RESOURCES CORP.
By:	/s/ George Kelakos
George Kelakos
Chapter 11 Plan Administrator

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ George Kelakos________ George Kelakos	Chapter 11 Plan Administrator	August 27, 2009